                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                 SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_] Check the appropriate box:
[X] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_] Definitive Proxy Statement
[_] Definitive Additional Materials [_] Soliciting Material Under Rule 14a-12


                           Orchid BioSciences, Inc.
                           ------------------------
               (Name of Registrant as Specified In Its Charter)

   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.


1)  Title of each class of securities to which transaction applies:
--------------------------------------------------------------------

2)  Aggregate number of securities to which transaction applies:
-----------------------------------------------------------------

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is
                                                          -------------
calculated and state how it was determined):
--------------------------------------------

4)  Proposed maximum aggregate value of transaction:
----------------------------------------------------

5)  Total fee paid:
-------------------
[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing:

1)  Amount previously paid:

2)  Form, Schedule or Registration Statement No:

3)  Filing party:

4)  Date Filed:

[Orchid Graphic]                        Orchid BioSciences, Inc
                                        4390 US Route One
                                        Princeton, NJ  08540
                                        609.750.2200
                                        609.750.2250 fax
                                        ir@orchid.com
                                        www.orchid.com

                                        May 10, 2002

Dear Stockholder:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Orchid BioSciences, Inc. (the "Company") to be held at 10:00 a.m. on Friday, June 14, 2002 at the Company headquarters, 4390 US Route One, Princeton, New Jersey 08540.

     At the Annual Meeting, the Company will seek stockholder approval to (i) elect Kenneth D. Noonan, PhD. as a Class I Director to the Board of Directors, and Robert M. Tien, MD, MPH, Jeremy M. Levin, D.Phil., MB, BChir, and Ernest Mario, PhD., as Class II Directors to the Board of Directors; (ii) amend the Restated Certificate of Incorporation of the Company to increase the number of authorized shares of common stock, par value $0.001 per share, from 100,000,000 to 150,000,000 shares, and (iii) ratify the selection of KPMG LLP as the Company's independent public accountants. The Board of Directors recommends the approval of each of these proposals. Such other business will be transacted as may properly come before the Annual Meeting.

     We hope you will be able to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, it is important that your shares are represented. Therefore, you are urged to complete, sign, date and return the enclosed proxy card promptly in accordance with the instructions set forth on the proxy card. This will ensure your proper representation at the Annual Meeting.

                                        Sincerely,

                                        Dale R. Pfost, PhD.
                                        Chief Executive Officer

                            YOUR VOTE IS IMPORTANT.
                      PLEASE RETURN YOUR PROXY PROMPTLY.

                           ORCHID BIOSCIENCES, INC.

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           To be Held June 14, 2002

To the Stockholders of Orchid BioSciences, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Orchid BioSciences, Inc., a Delaware corporation (the "Company"), will be held on Friday, June 14, 2002 at the headquarters of the Company, 4390 US Route One, Princeton, New Jersey 08540 at 10:00 a.m. for the following purposes:

     1. To elect Kenneth D. Noonan, PhD., as a Class I director to the Board of Directors, and to elect Robert M. Tien, MD, MPH, Jeremy M. Levin, D.Phil., MB, BChir, and Ernest Mario, PhD., as Class II directors to the Board of Directors, to serve for terms ending in 2004 and 2005, respectively, and until their respective successors are duly elected and qualified;

     2. To consider and act upon a proposal to amend the Company's Restated Certificate of Incorporation to increase the aggregate number of shares of Common Stock authorized to be issued by the Company from 100,000,000 shares to 150,000,000;

     3. To consider and act upon a proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002; and

     4. To transact such other business as may be properly brought before the Annual Meeting and any adjournments thereof.

     The Board of Directors has fixed the close of business on April 19, 2002 as the record date for the determination of Stockholders entitled to notice of and to vote at the Annual Meeting and at any adjournments thereof.

     All Stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, you are requested to complete, sign, date and return the enclosed proxy card, or to vote electronically via the Internet, as soon as possible in accordance with the instructions set forth on the proxy card. A pre-addressed, postage prepaid return envelope is enclosed for your convenience. You may also be eligible to vote electronically or by telephone.

                                        By Order Of The Board Of Directors

                                        Donald R. Marvin
                                        Secretary

May 10, 2002

              PRELIMINARY COPIES FILED PURSUANT TO RULE 14a-6(a)

                           Orchid BioSciences, Inc.
                               4390 US Route One
                              Princeton, NJ 08540

                                PROXY STATEMENT

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Orchid BioSciences, Inc. (the "Company"), a Delaware corporation, of proxies, in the accompanying form, to be used at the Annual Meeting of Stockholders to be held at the headquarters of the Company located at 4390 US Route One, Princeton, New Jersey, 08540 on Friday, June 14, 2002 at 10:00 a.m., and any adjournments thereof (the "Meeting").

     If the stockholder specifies in the proxy how the shares are to be voted, they will be voted as specified.

     If the enclosed form of proxy is properly signed and returned or a proxy is voted electronically or by telephone, the shares represented thereby will be voted accordingly. If no choice is specified, the shares will be voted:

     . FOR the election of Kenneth D. Noonan, PhD., as a Class I Director, and the election of Robert M. Tien, MD, MPH, Jeremy M. Levin, D.Phil., MB, BChir, and Ernest Mario, PhD. as Class II Directors, all named herein;

     . FOR the amendment of the Restated Certificate of Incorporation of the Company to increase the aggregate number of shares of common stock authorized to be issued by the Company from 100,000,000 to 150,000,000; and

     . FOR the ratification of the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company a written notice of revocation or a duly executed proxy bearing a later date, or in the case of a stockholder who has voted electronically via the Internet, by submitting a later vote using those same methods. Any stockholder who has executed a proxy but is present at the Meeting, and who wishes to vote in person, may do so by revoking his or her proxy as described in the preceding sentence. Shares represented by valid proxies in the form enclosed, received in time for use at the Meeting and not revoked at or prior to the Meeting, will be voted at the Meeting. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of the Company's Common Stock is necessary to constitute a quorum at the Meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes (as defined below) are counted as present or represented at the meeting for purposes of determining whether a quorum exists.

     Nominees for election as Directors at the meeting will be elected by a plurality of the votes cast affirmatively or negatively at the meeting. Withholding authority to vote for a nominee for Director will have no effect on the outcome of the vote. For the proposal to amend the Company's Restated Certificate of Incorporation, the affirmative vote of a majority of the shares of Common Stock outstanding is necessary for approval. For the proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ended December 31, 2002, the affirmative vote of a majority of the votes cast affirmatively or negatively at the meeting is necessary for approval. Abstentions with respect to the proposals relating to
(i) the election of Directors and (ii) the ratification of KPMG LLP as the Company's independent public accountants have no effect on the outcome of the vote. Abstentions with respect to the proposal relating to the amendment of the Company's Restated Certificate of Incorporation have the same effect as a vote against the proposal.

     If you hold your shares of Common Stock through a broker, bank or other representative, generally the broker or your representative may only vote the Common Stock that it holds for you in accordance with your instructions. However, if it has not timely received your instructions, the broker or your representative may vote on certain matters for which it has discretionary voting authority. If a broker or your representative does not have discretionary voting authority on a certain matter, the broker may not vote on your behalf with respect to the matter, which is considered a "broker non-vote" on that matter. As to the proposal relating to the amendment of the Company's Restated Certificate of Incorporation, which requires the affirmative vote of a majority of the Company's outstanding Common Stock, broker non-votes have the same effect as negative votes. As to the proposals relating to (i) the election of Directors, which requires a plurality of the votes cast, and (ii) the ratification of the independent public accountants, which requires a majority of the votes cast, broker non-votes will have no effect on the outcome of the votes.

     The close of business on April 19, 2002 has been fixed as the record date for determining the stockholders entitled to notice of and to vote at the Meeting. As of the close of business on April 19, 2002, the Company had [__________________] shares of Common Stock outstanding and entitled to vote. Holders of Common Stock are entitled to one vote per share on all matters to be voted on by stockholders.

     The enclosed proxy card also offers stockholders the option to access materials for any future stockholder meeting electronically via the Internet. A stockholder who consents to accessing such materials electronically may revoke such consent at any time. The Company will continue to distribute printed materials for future stockholder meetings to stockholders who do not consent to access such materials electronically.

     The cost of soliciting proxies including expenses in connection with preparing and mailing this Proxy Statement, will be borne by the Company. In addition, the Company will reimburse brokerage firms and other persons representing beneficial owners of Common Stock of the Company for their expenses in forwarding proxy materials to such beneficial owners. In addition, the Company may request banks, brokers, and other custodians, nominees and fiduciaries to solicit customers of theirs who have shares of the Company registered in the name of the nominee. The Company will reimburse any such persons for their reasonable out-of-pocket expenses.

     Instead of submitting proxies by mail on the enclosed proxy card, stockholders have the option to submit their proxies or voting instructions electronically through the Internet [or by telephone]. Please note that there are separate arrangements for using the Internet [and telephone] depending on whether your shares are registered in the Company's stock records in your name or in the name of a brokerage firm or bank. Stockholders should check their proxy card or voting instructions forwarded by their broker, bank or other holder of record to see which options are available.

     The Internet [and telephone] procedures described below for submitting your proxy are designed to authenticate stockholders' identities, to allow stockholders to have their shares voted and to confirm that their instructions have been properly recorded. Stockholders submitting proxies or voting instructions via the Internet should understand that there may be costs associated with electronic access, such as usage charges from Internet access providers and telephone companies, that would be borne by the stockholder.

     Stockholders of record may submit their proxies:

     .    through the Internet by visiting a website established for that purpose at http://www.InvestorDelivery.com and following the instructions.[; or

     .    by telephone by calling the toll-free number [1-800-number] and following the recorded instructions.]

     This Proxy Statement and the accompanying proxy card are being mailed on or about May 13, 2001 to all stockholders entitled to notice of and to vote at the Meeting.

     The Annual Report to Stockholders for the fiscal year ended December 31, 2001 is being mailed to the stockholders with this Proxy Statement, but does not constitute a part hereof.


        SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information as of March 1, 2002 concerning the beneficial ownership of the Common Stock by each stockholder known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each member of the Board of Directors as of the fiscal year-end, each nominee for the Board of Directors who is not currently serving on the Board, each executive officer named in the Summary Compensation Table on page [X], and all Directors and current executive officers as a group.

                                                                             Shares Beneficially Owned (1)
                                                                             -----------------------------

Name and Address**                                                                 Number     Percent
----------------                                                                   ------     -------
Directors and Executive Officers
Dale R. Pfost, PhD.(2)...................................................
Donald R. Marvin (3).....................................................
Sidney M. Hecht, PhD.(4).................................................
Samuel D. Isaly (5)......................................................
Jeremy M. Levin, D. Phil., MB.BChir.(6)..................................
Ernest Mario, PhD.(7)....................................................
Kenneth D. Noonan, PhD.(8)...............................................
George Poste, DVM, PhD.(9)...............................................
Robert M. Tien, M.D., M.P.H.(10).........................................
All Directors and executive officers as a group (9 persons)(11)

* Represents beneficial ownership of less than 1% of the Company's outstanding shares of Common Stock.

**   The address of each shareholder listed is c/o Orchid BioSciences, Inc.,
4390 US Route One, Princeton, New Jersey, 08540.

(1) The number of shares of Common Stock issued and outstanding on March 1, 2002 was 54,200,537. The calculation of percentage ownership for each listed beneficial owner is based upon the number of shares of Common Stock issued and outstanding at March 1, 2002, plus shares of Common Stock subject to options held by such person at March 1, 2002 and exercisable within 60 days thereafter. The persons and entities named in the table have sole voting and investment power with respect to all shares shown as beneficially owned by them, except as noted below. Attached to each share of Common Stock is a Preferred Share Purchase Right to acquire one one-hundredth of a share of the Company's Series A Junior Participating Preferred Stock, par value $0.001 per share, which Preferred Stock Purchase Rights are not presently exercisable.

(2) Includes XXX,XXX shares of Common Stock subject to currently exercisable options, 2,500 shares held by Dr. Pfost's wife, individually, and 2,500 shares held jointly by Dr. Pfost's wife and son.

(3) Includes XXX,XXX shares of Common Stock subject to currently exercisable options, 70,000 shares of Common Stock subject to currently exercisable warrants held by Cairn Investments Inc., XX,XXX shares of Common Stock held by Cairn Investments Inc. and 2,500 shares of Common Stock held by Mr. Marvin's wife. Cairn Investments Inc. is an investment corporation whose stockholders consist of Mr. Marvin and his wife.

                                  MANAGEMENT

Board of Directors

     The Company's Second Amended and Restated Bylaws (the "Bylaws") provide for the Company's business to be managed by or under the direction of the Board of Directors. Pursuant to the Company's Restated Certificate of Incorporation, the number of members of the Company's Board of Directors is fixed from time to time by the Board of Directors. The Board of Directors has voted to set the size of the Board of Directors at eight. On March 6, 2002, the Board of Directors voted to nominate Kenneth D. Noonan, PhD. (as a Class I Director), Robert M. Tien, MD, MPH, Jeremy M. Levin, D.Phil., MB, BChir, and Ernest Mario, PhD. (as Class II Directors), for election at the Meeting for a term of two and three years, respectively, to serve until the 2004 and 2005 annual meeting of stockholders, respectively, and until their successors have been elected and qualified. Drs. Noonan, Tien, Levin and Mario, who are presently serving as Directors, have been nominated for re-election by the Board of Directors. Unless the enclosed proxy withholds authority to vote for any of the Directors named above or is a broker non-vote, the shares represented by such proxy will be voted for the election of the above named Directors as nominees of the Board.

     Drs. Tien, Levin and Mario constitute a class with a term which expires at this annual meeting (the "Class II Directors"); Drs. Pfost and Poste and Mr. Isaly constitute a class with a term ending at the 2003 annual meeting (the "Class III Directors"); and Drs. Hecht and Noonan constitute a class with a term ending at the 2004 annual meeting (the "Class I Directors"). The current nominees, Drs. Noonan (Class I Director), Tien, Levin and Mario (Class II Directors), if confirmed, will serve until the annual meetings of stockholders to be held in 2004 and 2005, respectively, and until their respective successors have been elected and qualified.

     Set forth below are the names of the persons nominated as Directors and Directors whose terms do not expire this year, their ages, their offices in the Company, if any, their principal occupations or employment for the past five years, the length of their tenure as Directors and the names of other public companies in which such persons hold directorships. Each officer serves at the discretion of the Board of Directors and holds office until his or her successor is elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of the Company's Directors and executive officers.

     Dale R. Pfost, PhD. .................      45       Chairman, Chief Executive Officer, President
     Sidney M. Hecht, PhD. (3) (4) (5)....      57       Director
     Samuel D. Isaly (3) (4).(5)..........      57       Director
     Jeremy M. Levin, D.Phil., MB BChir...      49       Director
     Ernest Mario, PhD. ..................      63       Director
     Kenneth D. Noonan, PhD...............      54       Director
     George Poste, DVM, PhD. (3)..........      57       Director
     Robert D. Tien, MD, MPH..............      45       Director

(1) Class I Director
(2) Class II Director
(3) Class III Director
(4) Member of the Audit Committee
(5) Member of the Compensation Committee

    Dale R. Pfost, PhD. has served as the Company's Chairman, Chief Executive Officer and President since November 1996. Dr. Pfost has also served as the Chairman and President of GeneScreen, Inc. and GeneShield, Inc., two of the Company's subsidiaries, since December 1999 and October 1999, respectively. Dr. Pfost has also served as a Director of Orchid BioSciences Europe Limited, the Company's U.K. subsidiary, since its inception in July 2000 and as President of Lifecodes Corporation since the Company acquired it in December 2001. From 1988 to 1996, Dr. Pfost was the President and Chief Executive Officer of Oxford GlycoSciences, a leader in proteomics and glycobiology. From 1982 to 1984, Dr. Pfost was the President and a founder of Infinitek, Inc., the developer of the Biomek 1000. From 1984 to 1988, Dr. Pfost served as the General Manager of the Robotics and Automated Chemistry Systems business at SmithKline Beecham following its acquisition of Infinitek. Dr. Pfost received his B.S. in Physics from the University of California Santa Barbara and his PhD. in Physics from Brown University.

     Sidney M. Hecht, PhD. has served as a member of the Company's Board of Directors since 1995. He has served as John W. Mallet Professor of Chemistry and Professor of Biology at University of Virginia since 1978. From 1981 to 1987, Dr. Hecht held concurrent appointments first as Vice President, Preclinical Research and Development, and then Vice President, Chemical Research and Development at SmithKline & French Laboratories, where he was appointed a Distinguished Fellow. From 1971 to 1979, he was Assistant Professor and then Associate Professor of Chemistry at the Massachusetts Institute of Technology. Dr. Hecht received his B.A. in Chemistry from the University of Rochester and his PhD. in Chemistry from the University of Illinois.

     Samuel D. Isaly has served as a member of the Company's Board of Directors since February 1998. He has served as the Managing Member of OrbiMed Advisors LLC since January 1998. Mr. Isaly founded the investment consulting firm Mehta and Isaly in 1989, which provided consulting and investment management services to the biotechnology and healthcare industries, where he was a General Partner until 1998. He received his B.A. from Princeton University and his M.Sc. in International Economics, Mathematics and Econometrics at the London School of Economics, where he was a Fulbright Scholar.

     Jeremy M. Levin, D.Phil., MB.BChir. has served as a member of the Company's Board of Directors since May 1998. From 1996 to 2000, Dr. Levin served as the Chairman of Physiome Sciences, Inc., and was appointed as Physiome Sciences' Chief Executive Officer in 2000. From 1998 through 1999, he was Managing Director of Perseus Capital LLC and from 1992 to 1998, Dr. Levin served as the President and Chief Executive Officer of Cadus Pharmaceutical Corporation, where he also served as Chairman from 1996 to 1998. Prior to 1992, Dr. Levin was a Vice President at IG Laboratories, a wholly owned subsidiary of Genzyme Corporation. Dr. Levin has served on a number of public bioscience companies, boards and on the Executive Committee and the Emerging Companies Section of the Biotechnology Industry Organization and on the Board of Vialactia, an agricultural genetics company. Dr. Levin received an MB.BChir. from the University of Cambridge and a D.Phil. in DNA structure from the University of Oxford.

     Ernest Mario, PhD. has served as a member of the Company's Board of Directors since March 2000. He is currently Chairman and Chief Executive Officer of Apothogen, Inc., a company he founded in October 2001. From 1993 to 2001, Dr. Mario served as Chairman and Chief Executive Officer of ALZA, a designer and producer of therapeutic drug delivery systems. From 1986 to 1993, Dr. Mario was at Glaxo, where his most recent position was Deputy Chairman and Chief Executive of Glaxo Wellcome. From 1977 to 1985, Dr. Mario worked with Squibb Corporation where he served most recently President and Chief Executive Officer of its medical products division and as a member of the Board of Directors of the company. Dr. Mario currently serves as Chairman of the Board of the Duke University Health System and the American Foundation for Pharmaceutical Education. Dr. Mario received his B.S. degree in pharmacy from Rutgers University and his M.S. and PhD. degrees in physical science from the University of Rhode Island.

     Kenneth D. Noonan, PhD. has served as a member of the Company's Board of Directors since December 2001. He is a Partner, based in London, at L.E.K. Consulting LLP where he focuses on the European Life Sciences industry. Prior to joining L.E.K., Dr. Noonan was the Senior. Vice President of Corporate Development for Applera Corporation where he had corporate responsibility for strategy and transactions. Dr. Noonan has significant experience consulting to European life sciences companies first as the founder and managing director of The Wilkerson Group Ltd. (a specialist life science consultancy) and subsequently as Head of Booz-Allen and Hamilton's European Pharmaceutical Practice. Prior to becoming a consultant, Dr. Noonan was the Vice President of Technology Assessment and Business Development for CooperTechnicon Corp. and prior to that he was Director of Research and Development for BD Microbiology Systems. Dr. Noonan's academic credentials include a PhD. in Biochemistry from Princeton University and a B.S. in Biology from St. Joseph's University.

     George Poste, DVM, PhD. has served as a member of the Company's Board of Directors since March 2000. He currently serves as Chief Executive Officer of Health Technology Networks, a consulting group specializing in the impact of genetics, computing and other advanced technologies on healthcare research and development and internet-based systems for healthcare delivery. From 1992 to 1999, Dr. Poste was President of Research and Development, Chief Science and Technology Officer and a member of the Board of Directors of SmithKline Beecham. Dr. Poste is a non-executive chairman of diaDexus, LLC, the joint venture in molecular diagnostics between SmithKline Beecham and Incyte Pharmaceuticals, and a non-executive chairman of Structural GenomiX. He serves on the Board of Directors of Maxygen, Inc. and Illumina, Inc. Dr. Poste received his degree in veterinary medicine and his PhD. in virology from the University of Bristol, England. He is a Board-certified pathologist and a Fellow of the Royal Society.

     Robert M. Tien, M.D. M.P.H. has served as a member of the Company's Board of Directors since February 2000. He is Vice President and member of the International Scientific Advisory Board for the American Academy of Anti-Aging Medicine. He has several academic and hospital appointments, including a tenured Professorship at Duke University Medical Center, where his most recent positions included Director of Neuroradiology and Director of Neuro-MR from 1991 to 1996. From 1988 to 1991, he held faculty positions at the University of California, San Francisco and the University of California, San Diego. He also held the position of senior consultant and head at National Ten Tock Seng Hospital in Singapore. He has authored or co-authored more than 160 papers. Dr. Tien received his B.S. and M.D. from the National Taiwan University and School of Medicine and his Master of Public Health, or M.P.H., from Harvard University Graduate School of Public Health.


Committees of the Board of Directors and Meetings

     Meeting Attendance. During the fiscal year ended December 31, 2001 there were five (5) meetings of the Board of Directors, and the various committees of the Board of Directors met a total of ten (10) times. No Director attended fewer than 75% of the total number of meetings of the Board and of committees of the Board on which he served during fiscal year ended 2001.

     Audit Committee. The Audit Committee, which met five (5) times during the fiscal year ended December 31, 2001, has four members, Dr. Hecht, Chairman, Mr. Isaly, Dr. Levin and Dr. Mario. The Audit Committee reviews the engagement of the Company's independent accountants, reviews annual financial statements, considers matters relating to accounting policy and internal controls and reviews the scope of annual audits. Please see also the report of the Audit Committee set forth elsewhere in this Proxy Statement.

     Compensation Committee. The Compensation Committee, which met four (4) times during the fiscal year ended December 31, 2001, has three members, Dr. Hecht, Chairman, Mr. Isaly and Dr. Levin. The Compensation Committee reviews, approves and makes recommendations on the Company's compensation policies, practices and procedures to ensure that legal and fiduciary responsibilities of the Board of Directors are carried out and that such policies, practices and procedures contribute to the success of the Company. Please see also the report of the Compensation Committee set forth elsewhere in this Proxy Statement.

     Nominating Committee. The Nominating Committee only met once during the fiscal year ended December 31, 2001. The Nominating Committee, which includes Dr. Pfost, Chairman, Drs. Mario, Hecht, and Levin, and Mr. Isaly, consults with all other members of the Board of Directors, makes recommendations to the full Board as to the size and composition of the Board and makes recommendations as to particular nominees.

     Compensation Committee Interlocks and Insider Participation. Dr. Hecht, Mr. Isaly and Dr. Levin, all of whom are non-employee Directors, constitute the Company's compensation committee. None of the Company's executive officers serve as a member of the Board of Directors or compensation committee of any entity that has one or more executive officers serving as a member of the Company's Board of Directors or compensation committee.

Compensation of Directors

         The Company's policy is to pay its Directors $3,000 per meeting for each Board meeting attended and $500 per meeting for each committee meeting attended. Expenses incurred in attending Board of Director meetings and committee meetings are reimbursed by the Company.

         Directors are eligible to receive periodic grants of options to purchase shares of the Company's Common Stock under the Company's 2000 Employee, Director and Consultant Stock Plan (the "2000 Plan"). Additionally, Directors have received shares of Common Stock under the Company's 1995 Stock Incentive Plan (the "1995 Plan" and, together with the 2000 Plan, the "Plans"). Under each of the Plans, the Board has the discretion to determine the grant of options to any non-employee Director at an exercise price equal to the fair market value of the Common Stock on the grant date. Options issued under the Plans typically vest in 36 equal monthly installments over a period of three years or 48 equal monthly installments over a period of four years, in each case, commencing on the last day of the month in which the option was granted. Each option terminates on the earlier of (i) ten years after the date of grant or (ii) the date that is three months after the optionee ceases to serve as a Director (or twelve months, if service ends due to death or disability). The exercisability of options granted to Directors under the Plans will be accelerated upon an acquisition or a change of control of the Company. Under the terms of the 2000 Plan, the Company granted (i) Dr. Hecht options to purchase 2,500 shares on July 24, 2001 at an exercise price of $4.70 per share, options to purchase 2,500 shares on September 20, 2001 at an exercise price of $1.61 per share, and options to purchase 5,000 shares on December 12, 2001 at an exercise price of $4.34 per share; (ii) Mr. Isaly options to purchase 2,000 shares on July 24, 2001 at an exercise price of 4.70 per share, options to purchase 2,000 shares on September 20, 2001 at an exercise price of 1.61 per share, and options to purchase 5,000 shares on December 12, 2001 at an exercise price of $4.34 per share; (iii) Dr. Levin options to purchase 2,000 shares on July 24, 2001 at an exercise price of $4.70 per share, options to purchase 2,000 shares on September 20, 2001 at an exercise price of $1.61 per share, and options to purchase 5,000 shares on December 12, 2001 at an exercise price of $4.34 per share; (iv) Dr. Mario options to purchase 2,000 shares on July 24, 2001 at an exercise price of $4.70 per share, options to purchase 2,000 shares on September 20, 2001 at an exercise price of 1.61 per share, and an option to purchase 5,000 shares on December 12, 2001 at an exercise price of $4.34 per share; (v) Dr. Noonan options to purchase 5,000 shares on December 12, 2001 at an exercise price of $4.34 per share; (vi) Dr. Poste options to purchase 2,000 shares on July 24, 2001 at an exercise price of $4.70 per share, options to purchase 2,000 shares on September 20, 2001 at an exercise price of $1.61 per share, and an option to purchase 5,000 shares on December 12, 2001 at an exercise price of $4.34 per share; and (vii) Dr. Tien options to purchase 2,000 shares on July 24, 2001 at an exercise price of $4.70 per share, options to purchase 2,000 shares on September 20, 2001 at an exercise price of $1.61 per share, and an option to purchase 5,000 shares on December 12, 2001 at an exercise price of $4.34 per share. Options granted during fiscal 2001 to Dale R. Pfost are reported under "Executive Compensation -- Option Grants in Last Fiscal Year".

         Drs. Hecht, Poste, and Tien are also employed as consultants by the Company. The Company has not made payments to Drs. Hecht, Poste or Tien for any consulting services rendered in fiscal 2001.

Executive Officers

         The names of, and certain information regarding, executive officers of the Company who are not also Directors are set forth below.

         Name               Age    Position
         ----               ---    --------
         Donald R. Marvin   49     Senior Vice President, Chief Financial
                                   Officer, Chief Operating Officer and
                                   Secretary

         Donald R. Marvin has served as the Company's Senior Vice President, Chief Operating Officer and Secretary since November 1997 and has served as the Company's Chief Financial Officer since January 2000. Mr. Marvin has also served as a Director and the Vice President of GeneScreen, Inc. and GeneShield, Inc., two of the Company's subsidiaries, since December 1999 and October 1999, respectively. Mr. Marvin has also served as a Director and Secretary of Orchid BioSciences Europe Limited, the Company's U.K. subsidiary, and for Lifecodes Corporation, since July 2000 and December 2001, respectively. From 1994 to 1997, Mr. Marvin was the founder and President of Cairn Associates Inc., a firm providing management and financial services to emerging growth life services companies. From 1986 to 1994, Mr. Marvin was President and Chief Executive Officer of Diatron Corporation, a biomedical company developing fluorescence-based instrument systems for the clinical diagnostics industry. Mr. Marvin received his B.S. in Microbiology from Ohio State University and his M.B.A. from Iona College.


                            EXECUTIVE COMPENSATION

         The following Summary Compensation Table sets forth summary information as to compensation received by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers who were employed by the Company at the end of December 31, 2001 (collectively, the "named executive officers") for services rendered to the Company in all capacities during the three fiscal years ended December 31, 2001.

                                                Annual Compensation                Long-Term Compensation Awards
                                     ------------------------------------------------------------------------------
                                                              Other Annual        Securities             All Other
Name and Principal Position  Year   Salary       Bonus       Compensation      Underlying Options      Compensation
---------------------------  ----   ------       -----       ------------      ------------------      ------------
Dale R. Pfost, PhD.         2001   $365,750    $ 79,233        $33,972 (1)          200,575              $4,229 (2)
                            2000   $350,000    $326,250 (3)    $35,000              630,000              $3,699 (4)
                            1999   $265,000          --        $74,770 (5)          160,300              $3,499

Donald R. Marvin            2001   $291,500    $ 96,250        $25,855 (6)          140,650              $3,603 (7)
                            2000   $275,000   $ 213,750 (8)    $13,750 (9)          490,000              $5,095 (10)

                            1999   $210,000          --        $17,676               67,300              $3,200

(1) Includes payments totaling $33,192 made by the Company into a retirement account for the benefit of Dr. Pfost.

(2) Includes a premium in the amount of $829 paid by the Company for a term life insurance policy that benefits Dr. Pfost's family valued at $613,000, which supplements the Company's standard insurance policy for its employees to make Dr. Pfost's life insurance benefits commensurate with the benefits offered to all of the Company's employees. Also includes a $3,400 contribution under the Company's 401(k) Plan for the benefit of Dr. Pfost.

(3) Includes a $60,000 accrued bonus earned for services performed in fiscal 1998 and a $200,000 bonus earned in fiscal 2000 for the completion of the Series E Convertible Preferred financing.

(4) Includes a premium in the amount of $299 paid by the Company for a term life insurance policy that benefits Dr. Pfost's family valued at $550,000. This insurance policy supplements the Company's standard insurance policy for its employees to make Dr. Pfost's life insurance benefits commensurate with the benefits offered to all of the Company's employees. Also includes a $3,400 contribution under the Company's 401(k) Plan for the benefit of Dr. Pfost.

(5) Amount represents two payments made by the Company into an accrued retirement account for the benefit of Dr. Pfost, $48,270 of which represents an accrued benefit owed to Dr. Pfost for fiscal 1998.

(6) Amount includes payment by the Company of $27,935 into a retirement account for the benefit of Mr. Marvin.

(7) Includes a premium in the amount of $203 paid by the Company for a voluntary life insurance policy that benefits Mr. Marvin's family valued at $160,000. This insurance policy supplements the Company's standard insurance policy for its employees to make Mr. Marvin's life insurance benefits commensurate with the benefits offered to all of the Company's employees. Also includes a $3,400 contribution under the Company's 401(k) Plan for the benefit of Mr. Marvin.

(8) Includes a $11,250 accrued bonus earned for services performed in fiscal 1998 and a $150,000 bonus earned in fiscal 2000 for the completion of the Series E Convertible Preferred financing.

(9) Amount represents payment by the Company into an accrued retirement account for Mr. Marvin.

(10) Includes a premium in the amount of $1,695 reimbursed by the Company for a term life insurance policy that benefits Mr. Marvin's family valued at $325,000. This insurance policy supplements the Company's standard insurance policy for its employees to make Mr. Marvin's life insurance benefits commensurate with the benefits offered to all of the Company's employees. Also includes a $3,400 contribution under the Company's 401(k) Plan for the benefit of Mr. Marvin.


Option Grants in Last Fiscal Year

     The following table sets forth information regarding each stock option granted during fiscal year 2001 to each of the named executive officers.

                                            Individual Grants
                                            -----------------
                           Number of           % of Total                                Potential Realizable
                          Securities     Options         Exercise                 Value at Assumed Annual Rates
                         Underlying      Granted to       or Base                     of Stock Price Appreciation
                            Options     Employees in       Price       Expiration        for Option Term   (2)
Name                       Granted (1)     2000         ($/Share)(1)      Date            5%                10%
----                       -----------     ----         ------------      ----            --                ---
Dale R. Pfost                90,000        5.04%          $7.13         1/1/11        $396,182          $999,984
                              3,000        0.17%          $4.70        7/24/11        $  8,867          $ 22,472
                              3,000        0.17%          $1.61        9/20/11        $  3,038          $  7,698
                            100,000        5.60%          $1.96        9/25/11        $123,263          $312,374
                              4,575        0.26%          $4.34       12/12/11        $ 12,487          $ 31,645

Donald R. Marvin             67,000        3.75%          $7.13         1/1/11        $294,936          $744,433
                              2,500        0.14%          $4.70        7/24/11        $  7,390          $ 18,726
                              2,500        0.14%          $1.61        9/20/11        $  2,531          $  6,415
                             65,000        3.64%          $1.96        9/25/11        $ 80,121          $203,043
                              3,650        0.20%          $4.34       12/12/11        $  9,962          $ 25,246

(1) The exercise price on the date of grant was equal to 100% of the fair market value on the date of grant.

(2) The 5% and 10% assumed rates of appreciation are suggested by rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future common stock price. There can be no assurance of the future Common Stock price.

The amounts shown in this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10% compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the optionee's continued employment through the option period and the date on which the options are exercised.

Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option
Values

         The following table provides information regarding the exercises of options by each of the named executive officers during the fiscal year ended December 31, 2001. In addition, this table includes the number of shares covered by both exercisable and unexercisable stock options as of December 31, 2001 and the values of "in-the-money" options, which values represent the positive spread between the exercise price of any such option and the fiscal year-end value of the Common Stock.

                      Shares                          Number of Securities Underlying           Value of the Unexercised
                     Acquired                                Unexercised Options                  In-The-Money Options
                        On            Value                   at Fiscal Year-End                 at Fiscal Year-End (2)
Name                 Exercise       Realized (1)      Exercisable        Unexercisable       Exercisable     Unexercisable
----                 --------       ------------      -----------        -------------       -----------     -------------
Dale R. Pfost, PhD.

Donald R. Marvin

(1) Amounts shown in this column do not necessarily represent actual value realized from the sale of the shares acquired upon exercise of the option because in many cases the shares are not sold on exercise but continue to be held by the executive officer exercising the option. The amounts shown represent the difference between the option exercise price and the market price on the date of exercise, which is the amount that would have been realized if the shares had been sold immediately upon exercise.

(2) The value of unexercised in-the-money options at fiscal year end assumes a fair market value for the Company's Common Stock of $5.50, the closing sale price per share of the Company's Common Stock as reported in the NASDAQ National Market System on December 31, 2001.

Corporate 401(k) Plan

         The Company sponsors a 401(k) plan covering employees who meet certain defined requirements. Under the terms of the Company's 401(k) plan, participants may elect to make contributions on a pre-tax and after-tax basis, subject to certain limitations under the Internal Revenue Code and the Company may match a percentage of employee contributions, on a discretionary basis, as determined by the Company's Board of Directors. The Company may make other discretionary contributions to the 401(k) plan, although pursuant to a determination by the Company's Board of Directors, the Company currently matches 50% of the first 4% of employee contribution.

Executive Deferred Compensation Plan

         The Company has established an executive deferred compensation plan, which became effective on February 3, 1999. It was established primarily for the purpose of providing life and disability insurance and retirement benefits as well as deferred compensation for the Company's executive officers, Directors and highly compensated employees. Participants in the plan are permitted to defer receipt of, and income taxation on, up to 50% of their regular base salary and all or any portion of any bonus until they terminate their employment with the Company. Under the terms of the plan, the Company will also provide an annual cash allowance to each eligible participant to pay the premiums for their supplemental life and disability insurance.

Employment Contracts, Termination of Employment and Change-in-Control
Arrangements

         The Company entered into a three-year employment agreement with Dale R. Pfost, PhD., effective as of January 2000, to serve as the Company's President and Chief Executive Officer at an annual base salary of $350,000. The Company and Dr. Pfost are currently negotiating the compensation terms of his employment such that his annual base salary may be subject to adjustment. Under the terms of his employment agreement, Dr. Pfost is entitled to receive an annual bonus of up to 25% of his base salary to be awarded based upon the Company's achievement of specific performance milestones. If the Board of Directors determines in good faith that the Company's performance has exceeded such milestones, it may increase Dr. Pfost's bonus to up to 35% of his base salary. The Company also contributes an additional amount equal to 10% of Dr. Pfost's annual salary to a non-qualified retirement plan for the sole benefit of Dr. Pfost. In addition, upon execution of the agreement, the Company issued to Dr. Pfost options to purchase an aggregate of 730,000 shares of the Company's Common Stock. Of these 730,000 options, options to purchase 100,000 shares were previously granted in December 1999 with an exercise price of $1.25 per share. The remaining 630,000 options have an exercise price of $6.00 per share. A total of 360,000 of these options with $6.00 per share exercise prices will vest if and when the price of the Company's Common Stock exceeds certain specified levels for 45 consecutive trading days. The Company may terminate the agreement with or without cause at any time. If the Company terminates Dr. Pfost's employment for cause, the Company is only obligated to pay him severance equal to his accrued base salary up to the date of termination. If the Company terminates Dr. Pfost's employment without cause, or if Dr. Pfost terminates his employment for good reason, the Company is obligated to pay Dr. Pfost a severance amount equal to his annual base salary and benefits for an eighteen month period following the effective date of termination. The Company must provide Dr. Pfost with notice of termination in advance of the effective termination date. The advance notice period ranges from six to eighteen months, depending on the timing of the effective date of the termination.

         The Company entered into a three-year employment agreement with Donald
R. Marvin, effective as of January 2000, to serve as the Company's Senior Vice President, Corporate Development, Chief Operating Officer and Chief Financial Officer at an annual base salary of $275,000. The Company and Mr. Marvin are currently negotiating the compensation terms of his employment such that his annual base salary may be subject to adjustment. Under the terms of his employment agreement, Mr. Marvin is entitled to receive an annual bonus of up to 25% of his base salary to be awarded based upon the achievement of specific performance milestones. If the Board of Directors determines in good faith that the Company's performance has exceeded such milestones, it may increase Mr. Marvin's bonus to up to 35% of his base salary. In addition, upon execution of the agreement, the Company issued to Mr. Marvin options to purchase an aggregate of 557,000 shares of the Company's Common Stock. Of these 557,000 options, options to purchase 67,000 shares were previously granted in December 1999 at an exercise price of $1.25 per share. The remaining 490,000 options have an exercise price of $6.00 per share. A total of 240,000 of these options with $6.00 per share exercise prices will vest if and when the price of the Company's stock exceeds certain specified levels for 45 consecutive trading days. The Company also contributes an additional amount equal to 5% of Mr. Marvin's annual salary to a non-qualified retirement plan for the sole benefit of Mr. Marvin. The Company may terminate the agreement with or without cause at any time. If the Company terminates Mr. Marvin's employment for cause, the Company is only obligated to pay him severance equal to his accrued base salary up to the date of termination. If the Company terminates Mr. Marvin's employment without cause, or if Mr. Marvin terminates his employment for good reason, the Company is obligated to pay Mr. Marvin a severance amount equal to his annual base salary and benefits for an eighteen month period following the effective date of termination. The Company must provide Mr. Marvin with notice of termination in advance of the effective termination date. The advance notice period ranges from six to eighteen months, depending on the timing of the effective date of the termination.

         The outstanding option agreements issued under the Plans provide for acceleration of the vesting of the options granted upon or in connection with a change in control of the Company.

Performance Graph

         The following graph compares the annual percentage change in the Company's cumulative total stockholder return on its Common Stock during a period commencing on May 5, 2000 and ending on December 31, 2001 (as measured by dividing (i) the sum of (A) the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and (B) the difference between the Company's share price at the end and the beginning of the measurement period; by (ii) the share price at the beginning of the measurement period) with the cumulative total return of broad equity market index of NASDAQ and the peer issuers during such period. The Company has not paid any dividends on the Common Stock, and no dividends are included in the representation of the Company's performance. The stock price performance on the graph below is not necessarily indicative of future price performance. Prior to May 5, 2000, the Company's common stock was not publicly traded. Comparative data is provided only for the period since that date. This graph is not "soliciting material," is not deemed filed with the Securities and Exchange Commission and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language in any such filing. Information used on the graph was obtained from the Media General Financial Services, a source believed to be reliable, but the Company is not responsible for any errors or omissions in such information.

             COMPARISON OF CUMULATIVE TOTAL RETURN OF ONE OR MORE
         COMPANIES, PEER GROUPS, INDUSTRY INDEXES AND/OR BROAD MARKETS



COMPANY/INDEX/MARKET
Orchid Biosciences Inc.
Peer Group Index
NASDAQ Pharmaceutical Index



COMPANY/INDEX/MARKET
Orchid Biosciences Inc.
Peer Group Index
NASDAQ Pharmaceutical Index

        REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
                           ON EXECUTIVE COMPENSATION

         This report on executive compensation is provided by the Compensation Committee of the Board of Directors (the "Compensation Committee") to assist stockholders in understanding their objectives and procedures in establishing the compensation of the Company's executive officers and describes the bases on which 2001 compensation determinations were made by the Compensation Committee. The Compensation Committee of the Board of Directors in 2001 was composed of Drs. Sidney M. Hecht (Chairman), Jeremy M. Levin, Mr. Samuel D. Isaly and Ms. Anne M. VanLent, none of whom have ever been officers or employees of the Company. Ms. VanLent resigned from the Board of Directors and the Compensation Committee on March 13, 2001. The committee is responsible for establishing the Company's compensation programs for all employees, including the Company's executive officers. For executive officers, the committee evaluates performance and determines compensation policies and levels.

Compensation Philosophy

     The Compensation Committee believes that compensation of the Company's executive officers should:

     . Encourage creation of stockholder value and achievement of strategic corporate objectives;

     . Integrate compensation with the Company's annual and long-term corporate objectives and strategy, and focus executive behavior on the fulfillment of those objectives;

     . Provide a competitive total compensation package that enables the Company to attract and retain high caliber personnel on a long-term basis;

     . Provide total compensation opportunity that is competitive with companies in the biopharmaceutical and biotechnology industries, taking into account relative company size, performance and geographic location as well as individual responsibilities and performance;

     . Align the interests of management and stockholders and enhance stockholder value by providing management with longer term incentives through equity ownership by management; and

     . Provide fair compensation consistent with internal compensation programs.

Salary. Salary levels are largely determined through comparisons with companies of similar headcount and market capitalizations or complexity in the biopharmaceutical and biotechnology industries. Actual salaries are based on individual performance contributions within a competitive salary range for each position that is established through job evaluation of responsibilities and market comparisons. The Compensation Committee, on the basis of its knowledge of executive compensation in the industry, believes that the Company's salary levels for the executive officers are at a level that the Compensation Committee, at the time such salary determinations were made, considered to be reasonable and necessary given the Company's financial resources and the stage of its development. In March 2002, the Compensation Committee set annual salaries for 2002. The Compensation Committee reviews salaries on an annual basis, with the next annual review scheduled to occur in March 2003. At such time, the Compensation Committee may change each executive officer's salary based on the individual's contributions and responsibilities over the prior 12 months and any change in median comparable company pay levels.

Cash Bonus. The Compensation Committee annually reviews each executive officer's bonus, the aggregate bonus pool for the Company and the bonus allocations by employee position. Payment of a cash bonus is tied to the accomplishment of specific corporate milestones set at the beginning of the year and to each individual officer's year-end performance review.

Equity Incentives. The Company intends that certain compensation paid to management in 2001, including stock options, be exempt from the limitations on deductibility under Section 162(m) of the Internal Revenue Code. The Compensation Committee believes that by providing those persons who have substantial responsibility for the management and growth of the Company with an opportunity to increase their ownership of Company stock, the best interest of stockholders and executive officers will be closely aligned. Therefore, executive officers are eligible to receive stock options when the Compensation Committee performs its annual salary review each March; although the Compensation Committee, at its discretion, may grant options at other times in recognition of exceptional achievements. Executives receive value from these grants only if the Company's Common Stock appreciates over the long term. Option grants generally vest over four years and are made at 100% of fair market value on the date of grant. The number of shares underlying stock options granted to executive officers is based on competitive practices in the industry as determined by independent surveys and the Compensation Committee's knowledge of industry practice. The Board granted options to purchase an aggregate of XXX,XXX shares of the Company's common stock to the Company's executive officers in 2001.

                     CHIEF EXECUTIVE OFFICER COMPENSATION

        Dr. Dale R. Pfost is the President, Chief Executive Officer and Chairman of the Board of Directors of the Company. His salary and bonus for fiscal year ended 2001 are consistent with the criteria described above and with the Compensation Committee's evaluation of his overall leadership and management of the Company. In setting Dr. Pfost's compensation for 2002, the Compensation Committee considered Dr. Pfost's performance in advancing the development and growth of the Company and the Company's achievement of specific corporate objectives. Highlights of Dr. Pfost's strategic contributions during 2001 include the following: the expansion of the Company's business in SNPs and genetic diversity products and services including: growth in sales to major pharmaceutical companies, development of new products for SNP scoring, expansion of the paternity and forensics business into the European market through the acquisition Cellmark; the establishment of a number of key collaboration and license arrangements supporting the Company's platform propagation strategy; and the positioning of the Company as a US market leader by acquiring Lifecodes, Inc.; and a capital fund raising under a shelf registration which the Company completed in June 2001 that raised an aggregate of approximately $35 million. The Compensation Committee determined that these achievements were important to the Company's future growth and could assist the Company in enhancing stockholder value and, accordingly, determined to reward Dr. Pfost for his efforts on behalf of the Company. In addition, the committee also granted Dr. Pfost options, exercisable at the fair market value on the date of grant, to purchase shares of the Company's Common Stock. Dr. Pfost's compensation for 2001 is set forth in the Summary Compensation Table.

                          FEDERAL TAX CONSIDERATIONS

         Section 162(m) of the Internal Revenue Code (the "Code") limits the Company to a deduction for federal income tax purposes of no more than $1 million of compensation paid to certain executive officers in a taxable year. Compensation above $1 million may be deducted if it is "performance-based compensation" within the meaning of Section 162(m).

         The statute containing this law and the applicable Treasury regulations offer a number of transitional exceptions to this deduction limit for pre-existing compensation plans, arrangements and binding contracts. As a result, the committee believes that at the present time it is quite unlikely that the compensation currently paid or awarded to any executive officer will be subject to Section 162(m) deduction limits. Therefore, the Compensation Committee has not yet established a policy for determining which forms of incentive compensation awarded to its executive officers shall be designed to qualify as "performance-based compensation." The Compensation Committee intends to continue to evaluate the effects of the statute and any applicable Treasury regulations and to avoid the limitations of Section 162(m) in the future to the extent consistent with the Company's best interests.

                                  CONCLUSION

         Through the plans described above, a significant portion of the Company's compensation program and Dr. Pfost's compensation is contingent on the Company meeting or exceeding its strategic objectives, and the realization of benefits is also linked to return on investment and the long term growth in shareholder value. The Company remains committed to this philosophy of pay for performance, recognizing that the competitive market for talented executives and the volatility of the Company's business may result in highly variable compensation for a particular time period.

                                          Members of the Compensation Committee
                                          Sidney M. Hecht, Chairman
                                          Samuel D. Isaly
                                          Jeremy M. Levin


                           REPORT OF AUDIT COMMITTEE

         The Audit Committee of the Board of Directors, which consists entirely of Directors who meet the independence and experience requirements of The Nasdaq National Stock Market, has furnished the following report:

         The Audit Committee assists the Board in overseeing and monitoring the integrity of the Company's financial reporting process, its compliance with legal and regulatory requirements and the quality of its internal and external audit processes. The role and responsibilities of the Audit Committee are set forth in a written Charter adopted by the Board of Directors (the "Charter"). The Audit Committee reviews and reassesses the Charter annually and recommends any changes to the Board for approval. The Audit Committee is responsible for overseeing the Company's overall financial reporting process. In fulfilling its responsibilities for the financial statements for fiscal year 2001, the Audit Committee took the following actions:

         . Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2001 with management and KPMG LLP ("KPMG"), the Company's independent auditors;

         . Discussed with KPMG the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit; and

         . Received written disclosures and the letter from KPMG regarding its independence as required by Independence Standards Board Standard No. 1.

         The Audit Committee further discussed with KPMG their independence. The Audit Committee also considered the status of pending litigation, taxation matters and other areas of oversight relating to the financial reporting and audit process that the Committee determined appropriate.

         Based on the Audit Committee's review of the audited financial statements and discussions with management and KPMG, the Audit Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the Securities and Exchange Commission.

                                          Members of the Audit Committee
                                          Sidney M. Hecht, Chairman
                                          Samuel D. Isaly
                                          Jeremy M. Levin
                                          Ernest Mario

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Since January 2001, there has not been nor is there currently proposed, any transaction or series of similar transactions to which the Company was or is to be a party in which the amount involved exceeded or exceeds $60,000 and in which any director, executive officer, holder of more than 5% of the Company's common stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest other than the transactions described below.

         In December 1997, the Company entered into a License and Option Agreement with Sarnoff Corporation pursuant to which Sarnoff granted rights to the Company under certain technology for the research, development and sale of products and services in the field of combinatorial chemistry and in vitro diagnostics. As part of the Company's transition from our historical business model based on microfluidics technologies to the Company's current business model based on the Company's SNP scoring technologies, on April 13, 2000, the Company amended its License and Option Agreement with Sarnoff pursuant to which the Company mutually agreed to convert its existing licenses in each relevant field from an ongoing royalty-based license to a license paid in full. In addition, the Company exercised and fully paid up its exclusive option to the genomics and research products fields. The Company waived its exclusivity (but retained its non- exclusive licenses) to the fields of high-throughput screening and cell-based assay fields. Under the terms of this amendment, in lieu of all its future cash payment, research funding, potential royalty payment and stock issuance obligations, the Company paid a one-time payment to Sarnoff in the aggregate amount of approximately $3.0 million and issued to Sarnoff 250,000 shares of its Common Stock and a warrant to purchase 75,000 shares of its common stock at $8.00 per share on April 13, 2000. Upon payment of this consideration, the Company received exclusive licenses in the fields formerly covered by options under its License and Option Agreement. On February 2, 2000, the Company also issued 100,000 shares of Common Stock to Sarnoff as an advance on the issuances which would be owed in December 2000 for the two option fields previously exercised under the License and Option Agreement. The Sarnoff agreement has a term which continues until terminated by mutual agreement or by Sarnoff, if the Company fails to make any payment when due unless the failure is cured within 90 days of notice from Sarnoff.


            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's Directors and officers, and persons who own more than 10% of the Common Stock, to file with the Securities and Exchange Commission (the "SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock and other equity securities of the Company. Officers, Directors and greater than 10% beneficial owners are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during the fiscal year ended December 13, 2001 all
Section 16(a) filing requirements applicable to its officers, Directors and greater than 10% beneficial owners were met.

         An Annual Statement of Beneficial Ownership on Form 5 is not required to be filed if there are no previously unreported transactions or holdings to report. Nevertheless, the Company is required to disclose the names of Directors, officers and 10% shareholders who did not file a Form 5 unless the Company has obtained a written statement that no filing is required. At the date of this proxy statement, the Company had not received a written statement from Anne M. VanLent, a former Director, who has not filed a Form 5.

                              ELECTION OF DIRECTORS

                                 (Notice Item 1)

         The Company's Restated Certificate of Incorporation provides for a staggered Board of Directors. The Board of Directors currently consists of eight members for the coming year and is divided into three classes. At the meeting, a Class I Director will be elected to hold office for two years and until his successor is elected and qualified and two Class II Directors will be elected to hold office for three years and until their successors are elected and qualified. Robert Tien, MD, MPH, Jeremy M. Levin, D.Phil., MB, BChir, and Ernest Mario, PhD., who are presently serving as Directors, have been nominated as Class II Directors for re-election to the Board of Directors. Additionally, Kenneth D. Noonan, PhD., who joined the Board in December 2001, has been nominated for election as a Class I Director to the Board of Directors. Unless the enclosed proxy withholds authority to vote for any of the above named Directors or contains a broker non-vote, the shares represented by such proxy will be voted for the election of all such named nominees.

         The Board of Directors has voted (i) to maintain the size of the Board of Directors at eight members and (ii) to nominate Kenneth D. Noonan, PhD., as a Class I Director, and Robert Tien, MD, MPH, Jeremy M. Levin, D.Phil., MB, BChir, and Ernest Mario, PhD., as Class II Directors for election at the Meeting to serve until the expiration of their terms at the 2004 and 2005 annual meetings of stockholders, respectively, and until their respective successor is elected and qualified. The existing Class I Director (Dr. Sidney M. Hecht) and the Class III Directors (Drs. Pfost, Poste and Mr. Isaly) will serve until the annual meetings of stockholders to be held in 2004 and 2003, respectively, and until their respective successors have been elected and qualified.

         Unless authority to vote for the nominees named above is withheld, the shares represented by the enclosed proxy will be voted FOR all nominees. In the event that any one of the nominees shall become unable or unwilling to serve, the shares represented by the enclosed proxy will be voted for the election of such other person as the Board of Directors may recommend in his place. The Board has no reason to believe that any of the nominees will be unable or unwilling to serve.

         A plurality of the votes of the shares cast affirmatively or negatively at the Meeting is required to elect the nominees as Director.

         THE BOARD OF DIRECTORS RECOMMENDS THE ELECTION OF DR. NOONAN AS A CLASS I DIRECTOR, DRS. TIEN, LEVIN AND MARIO AS CLASS II DIRECTORS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

 AMENDMENT OF THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION TO INCREASE FROM 100,000,000 SHARES TO 150,000,000 SHARES THE AGGREGATE NUMBER OF SHARES OF
              COMMON STOCK AUTHORIZED TO BE ISSUED BY THE COMPANY

                                 (Notice Item 2)

         The Board of Directors has determined that it is advisable to increase the Company's authorized Common Stock from 100,000,000 shares to 150,000,000 shares, and has voted to recommend that the stockholders adopt an amendment to the Company's Restated Certificate of Incorporation affecting the proposed increase. The full text of the proposed amendment to the Restated Certificate of Incorporation is attached to this Proxy Statement as Appendix A.

         As of March 1, 2002, approximately 54,200,537 shares of Common Stock were issued and outstanding (excluding treasury shares) and approximately an additional 6,587,858 shares were reserved for issuance upon the conversion of existing securities and exercise of options granted under the Company's various stock-based plans. Accordingly, a total of approximately 39,211,605 shares of Common Stock are available for future issuance.

         The Board of Directors believes it continues to be in the best interest of the Company to have sufficient additional authorized but unissued shares of Common Stock available for issuance in order to provide flexibility for corporate action in the future, including possible acquisitions of other companies, financings, or other corporate purposes, as the Board of Directors deems necessary to sustain and grow the Company. This increase will avoid repeated separate amendments to the Company's Restated Certificate of Incorporation and the delay and expense that would be incurred in holding special meetings of Stockholders to approve such amendments. There are at present no specific understandings, arrangements or agreements with respect to any future acquisitions that would require the Company to issue a material amount of new shares of its Common Stock. The Board of Directors believes that the currently available unissued shares do not provide sufficient flexibility for corporate action in the future.

         No further authorization by vote of the stockholders will be solicited for the issuance of the additional shares of Common Stock proposed to be authorized, except as might be required by law, regulatory authorities or rules of the Nasdaq or any other stock exchange on which the Company's shares may then be listed. The issuance of additional shares of Common Stock could have the effect of diluting existing stockholder earnings per share, book value per share and voting power. The stockholders of the Company do not have any preemptive right to purchase or subscribe for any part of any new or additional issuance of the Company's securities.

         The affirmative vote of a majority of the common stock outstanding and entitled to vote at the Meeting is required to approve the amendment to the Company's Restated Certificate of Incorporation to affect the proposed increase in the Company's authorized shares.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE AMENDMENT TO THE COMPANY'S RESTATED CERTIFICATE OF INCORPORATION, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                         INDEPENDENT PUBLIC ACCOUNTANTS

                                 (Notice Item 3)

       The Board of Directors has appointed KPMG LLP, independent public accountants, to audit the financial statements of the Company for the fiscal year ending December 31, 2002. The Board proposes that the stockholders ratify this appointment. KPMG LLP audited the Company's financial statements for the fiscal year ended December 31, 2001. The Company expects that representatives of KPMG LLP will be present at the Meeting, with the opportunity to make a statement if they so desire, and will be available to respond to appropriate questions.

Audit Fees

       The Company paid KPMG LLP a total of          for their audit of the
Company's annual financial statements for the fiscal year ended December 31, 2001 and for their review of the Company's Quarterly Reports on Form 10-Q filed during the last fiscal year.

Financial Information Systems Design and Implementation Fees

       During the Company's fiscal year ended December 31, 2001, the Company paid no fees to KPMG LLP for the provision of information technology services.

All Other Fees

       During the Company's fiscal year ended December 31, 2001, the Company
paid KPMG LLP a total of          for their provision of other services
including the review of SEC registration statements, issuance of comfort letters and consents, acquisition due diligence assistance, consultation regarding the effect of various accounting transactions, financial integration consulting services and tax consultation and compliance.

       The Audit Committee has considered whether the provision of the services described above under the caption(s) Financial Information Systems Design and Implementation Fees and All Other Fees is compatible with maintaining KPMG LLP's independence.

       In the event that ratification of the appointment of KPMG LLP as the independent public accountants for the Company is not obtained at the Meeting, the Board of Directors will reconsider its appointment.

       The affirmative votes of the shares cast affirmatively or negatively at the meeting is required to ratify the appointment of the independent public accountants.

       THE BOARD OF DIRECTORS RECOMMENDS A VOTE TO APPROVE THE RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS INDEPENDENT PUBLIC ACCOUNTANTS, AND PROXIES SOLICITED BY THE BOARD WILL BE VOTED IN FAVOR THEREOF UNLESS A STOCKHOLDER HAS INDICATED OTHERWISE ON THE PROXY.

                                  OTHER MATTERS

        The Board of Directors knows of no other business which will be presented to the Meeting. If any other business is properly brought before the Meeting, it is intended that proxies in the enclosed form will be voted in respect thereof in accordance with the judgment of the persons voting the proxies.

                              STOCKHOLDER PROPOSALS

        To be properly brought before the Company's annual meeting of stockholders to be held in 2003, stockholder proposals must be delivered to the Secretary of the Company no earlier than March 17, 2002 nor later than the close of business on April 17, 2002, unless the annual meeting to be held in 2002 is more than 30 days before or more than 60 days after such dates, in which case such stockholder proposals must be delivered to the Secretary of the Company no earlier than 90 days prior to and no later than 60 days prior to such annual meeting or the close of business on the tenth (10th) day following the day on which the Company publicly announces such annual meeting. Proposals received after that date will not be voted on at the annual meeting. If a proposal is received before that date, the proxies that management solicits for the meeting may still exercise discretionary voting authority on the proposal under circumstances consistent with the proxy rules of the Securities and Exchange Commission. All stockholder proposals should be marked for the attention of Donald R. Marvin, Senior Vice President, CFO and COO, Orchid BioSciences, Inc., 4390 US Route One, Princeton, New Jersey 08540.

Princeton, New Jersey
May 10, 2002

        The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (other than exhibits thereto) filed with the Securities and Exchange Commission, which provides additional information about the Company, is available to beneficial owners of the Company's Common Stock without charge upon written request to Investor Relations Office, Orchid BioSciences, Inc., 4390 US Route One, Princeton, New Jersey 08540.

    APPENDIX A - TEXT OF AMENDMENT TO RESTATED CERTIFICATE OF INCORPORATION

                           CERTIFICATE OF AMENDMENT
                                    of the
                     RESTATED CERTIFICATE OF INCORPORATION
                                      of
                           ORCHID BIOSCIENCES, INC.

It is hereby certified that:

FIRST: The name of the corporation is Orchid BioSciences, Inc. (the "Corporation").

SECOND: The Restated Certificate of Incorporation of the Corporation is hereby amended by striking out the first paragraph of Article Fourth in its entirety and by substituting in lieu of the following:

                  "FOURTH:

                  A. Designation and Number of Shares.

                  The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 155,000,000 shares, consisting of 150,000,000 shares of Common Stock, $.001 par value per share (the "Common Stock") and 5,000,000 shares of Preferred Stock, $.001 par value per share (the "Preferred Stock")."

THIRD: The amendment of the Certificate of Incorporation herein certified has been duly adopted in accordance with the provisions of Section 228 and Section 242 of the General Corporation Law of the State of Delaware.

                  EXECUTED, effective as of this ___ day of _______________, 2002.

                                              ORCHID BIOSCIENCES, INC.


                                              By:_______________________________
                                                 NAME:
                                                 TITLE:

                           ORCHID BIOSCIENCES, INC.

          THIS PROXY IS BEING SOLICITED BY ORCHID BIOSCIENCES, INC.'S
                              BOARD OF DIRECTORS

     The undersigned, hereby appoints Dale R. Pfost, PhD. and Donald R. Marvin, and each of them (with full power to act alone), the attorneys and proxies of the undersigned, with power of substitution to each, to vote all shares of the Common Stock of Orchid BioSciences, Inc. (the "Company") registered in the name provided herein which the undersigned is entitled to vote at the 2002 Annual Meeting of Stockholders to be held at the headquarters of the Company, 4390 US Route One, Princeton, NJ 08540, at 10:00 a.m. local time on Friday, June 14, 2002, and at any adjournments thereof, with all the powers the undersigned would have if personally present. Without limiting the general authorization hereby given, said proxies are, and each of them is, instructed to vote or act as follows on the proposals set forth in said Proxy.

     This proxy when executed will be voted in the manner directed herein. If no direction is made with respect to a proposal, this Proxy will be voted FOR such proposal.



1. Election of Kenneth D. Noonan, PhD., as a Class I Director, and the election of Robert Tien, MD, MPH, Jeremy M. Levin, D.Phil., MB, BChir, and Ernest Mario, PhD., as Class II Directors.

        [_]    FOR              [_]    WITHHELD


2. Proposal to amend the Company's Restated Certificate of Incorporation to increase the aggregate number of shares of Common Stock authorized to be issued by the Company from 100,000,000 shares to 150,000,000 shares.

        [_]    FOR              [_]    AGAINST               [_]    ABSTAIN


3. Proposal to ratify the appointment of KPMG LLP as the Company's independent public accountants for the fiscal year ending December 31, 2002.

        [_]    FOR              [_]    AGAINST               [_]    ABSTAIN


     In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments thereof.

     Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature_____________________            Date_______________________

Signature ______________________          Date_______________________


     PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU WISH TO VOTE IN ACCORDANCE WITH THE BOARD OF DIRECTORS' RECOMMENDATIONS, JUST SIGN AND DATE ABOVE. YOU NEED NOT MARK ANY BOXES.